Exhibit 99(C)(7)

Project Stratosphere January 29, 2020 Private and Confidential

Disclaimer The following pages contain material provided to the Special Committee of the Board of Directors (the “Special Committee”) of Stein Mart, Inc. (the “Company”) by PJ Solomon, L.P. and its affiliates, including, without limitation, PJ Solomon Securities, LLC (collectively, “PJ Solomon” or “Solomon”) in connection with Project Stratosphere. These materials were prepared on a confidential basis in connection with an oral presentation to the Special Committee and not with a view toward complying with the disclosure standards under state or federal securities laws or otherwise. These materials are solely for use of the Special Committee in its evaluation of the proposed transaction and may not be used for any other purpose or disclosed to any party without PJ Solomon’ prior written consent. The information contained in this presentation was based solely on publicly available information or information furnished to PJ Solomon by the Company. PJ Solomon has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects. This presentation includes certain statements, estimates and projections provided by the Company with respect to the historical and anticipated future performance of the Company. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgments made by the Company’s management. None of PJ Solomon, its affiliates or its or their respective employees, directors, officers, contractors, advisors, members, successors or agents makes any representation or warranty in respect of the accuracy, completeness or fair presentation of any information, projections or any conclusion contained herein. PJ Solomon, its affiliates and its and their respective employees, directors, officers, contractors, advisors, members, successors and agents shall have no liability with respect to any information, projections or matter contained herein, or any oral information provided herewith or data any of them generates. The information contained herein should not be assumed to have been updated at any time subsequent to date shown on the first page of the presentation and the delivery of the presentation does not constitute a representation by PJ Solomon that such information will be updated at any time after the date of the presentation. Neither PJ Solomon nor any of its affiliates is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction. The Company acknowledges that PJ Solomon is an affiliate of Natixis, a global full service commercial and investment bank. These materials are not and should not be construed as a fairness opinion. Private and Confidential 1

Selected Proposed Transaction Terms Acquiror Kingswood Capital Management, LLC Per Share Consideration $0.90 in cash Stock Price Premiums To: Current Price ($ 0.64): 41.0% Offer Premium 30-Days VWAP ($ 0.67): 34.2% 60-Days VWAP ($ 0.69): 30.4% 90-Days VWAP ($ 0.72): 24.9% Implied Equity Value (a) $44.6M Implied Enterprise Value (b) $148.5M $30.7M new equity from Kingswood Financing $13.9M rollover equity from Jay Stein Remainder drawn from new $ 240M Wells Fargo ABL Credit Facility and $ 35M Pathlight FILO Term Loan Go Shop / No Shop No shop with a termination right to pay a 5.0% of equity value (including rollover shares) break fee and accept a Superior Proposal Reverse Termination Fee Parent required to pay 5.0% of equity value (including rollover shares) reverse break fee paid if it fails to close when required to do so Termination Date 6 Months from Date of Agreement Minimum Excess Availability 35.0% of ABL Credit Facility Loan Cap (c) at Close a) Based on 48.4M total shares outstanding and 1.2M Restricted Stock Units (RSUs) as of January 27, 2020 per Company Management. b) Based on cash of $8.5M and total debt of $112.4M as of January 4, 2020 per Management internal 2019 11+1 Forecast. c) Defined as the lesser of the net ABL Borrowing Base and the Credit Facility Size. Private and Confidential 2

Offer Summary ($ in Millions, Except Per Share Data) Current Kingswood Market (Public Net Debt) Market (Avg. Net Debt) Market (Private Net Debt) Offer 1/28/2020 1/28/2020 1/28/2020 1/27/2020 Stock Price / Proposed Offer Price $0.64 $0.64 $0.64 $0.90 Shares Outstanding (a) 48.4 48.4 48.4 48.4 Restricted Stock Units (b) — — — 1.2 Option Equivalent Shares (c) — — — — Diluted Shares Outstanding 48.4 48.4 48.4 49.5 Total Equity Value $30.9 $30.9 $30.9 $44.6 Plus: Net Debt 157.3 (d) 136.8 (e) 104.0 (f) 104.0 (f) Total Enterprise Value $188.2 $167.6 $134.8 $148.5 Premium / (Discount) to: Current Price 1/28/2020 $0.64 — % — % — % 41.0% 30-Day VWAP 0.67 (4.8) (4.8) (4.8) 34.2 60-Day VWAP 0.69 (7.6) (7.6) (7.6) 30.4 90-Day VWAP 0.72 (11.5) (11.5) (11.5) 24.9 180-Day VWAP 0.75 (14.5) (14.5) (14.5) 20.6 52-Week High 2/14/2019 1.23 (48.1) (48.1) (48.1) (26.8) 52-Week Low 1/28/2020 0.64 — — — 41.0 Enterprise Value as a Multiple of: Total Revenue LTM (Q3 ‘19)—Public $1,240.6 15.2% 13.5% 10.9% 12.0 % LTM (Dec. ‘19) (g) 1,234.4 15.2 13.6 10.9 12.0 Adj. EBITDA LTM (Q3 ‘19)—Public $30.0 6.3 x 5.6 x 4.5 x 4.9 x LTM (Dec. ‘19) (g) 27.9 6.8 6.0 4.8 5.3 FY 2019B (g) 24.9 7.5 6.7 5.4 6.0 Price as a Multiple of: Diluted Adj. EPS FY 2020E (g) $0.02 30.3 x 30.3 x 30.3 x 42.8 x FY 2021E (g) 0.03 21.2 21.2 21.2 30.0 a) Total shares outstanding of 48.4M as of January 27, 2020, per Company Management, which includes 0.6M Restricted Stock Awards. b) Restricted Stock Units (RSUs) as of January 27, 2020, per Company Management, which are not included in shares outstanding and have a double trigger change-in-control provision. c) Assumes treasury stock method based on 1.4M stock options outstanding with no options in the money as of January 27, 2020, per Company Management. d) Based on cash of $13.0M and total debt of $170.3M as of November 2, 2019 per Company FY 2019 Q3 10-Q filing. e) Based on average month-end net debt balances for the last twelve months from January 2019 through December 2019. f) Based on cash of $8.5M and total debt of $112.4M as of January 4, 2020 per Management internal 2019 11+1 Forecast. g) Source: Management Five Year Plan approved by the Special Committee on January 15, 2020, Management internal 2019 11+1 Forecast as of January 15, 2020, which is not materially different than the 10+2 Forecast approved by the Special Committee on January 15, 2020 and Management preliminary 2020 budget as of January 16, 2020. Private and Confidential 3

Stratosphere Summary Capitalization and Market Data (Amounts in Millions, Except Per Share Data) Stock Information Financial Information Credit Statistics Ticker Symbol STRAT Fiscal Year End Feb 2, 2019 As of Stock Exchange NasdaqGS LTM Date—Public Nov 2, 2019 Dec-19 (b) Stock Price as of 1/28/20 $0.64 LTM Date—Private Jan 4, 2020 Adj. Debt / Adj. EBITDAR (c) 7.1 x Total Debt / Adj. EBITDA 4.0 x 52-Week Stock Price LTM Revenue (Q3 ‘19)—Public $1,240.6 Net Debt / Adj. EBITDA 3.7 x High 2/14/19 $1.23 LTM Revenue (Dec. ‘19)—Private (b) 1,234.4 Adj. EBITDA / Interest, Net 3.0 x Low 1/28/20 0.64 LTM Adj. EBITDA (Q3 ‘19)—Public 30.0 LTM Adj. EBITDA (Dec. ‘19)—Private (b) 27.9 5-Year Stock Price FY 2019B Adj. EBITDA—Private (b) 24.9 High 2/26/15 $16.46 Total Debt / Total Capitalization 78.2% Low 2/8/18 0.51 LTM Adj. EPS (Q3 ‘19)—Public ($0.17) Net Debt / Net Capitalization 76.8% FY 2019B Adj. EPS—Private (b) (0.26) Average Daily Volume (3 Mo.) 0.1 FY 2020E Adj. EPS—Private (b) 0.02 Shares Sold Short 3.1 FY 2021E Adj. EPS—Private (b) 0.03 Short Int. as % of Public Float (a) 9.3% Market Capitalization and Firm Value Market Valuation Beneficial Ownership by Category (g) Stock Price as of 1/28/20 $0.64 Enterprise Value as a Multiple of: Beneficial Percent of Shares Outstanding (d) 48.4 LTM Revenue (Q3 ‘19)—Public 15.2% Ownership Total Option Equivalent Shares (e) — LTM Adj. EBITDA (Q3 ‘19)—Public 6.3 x Jay Stein 15.3 31.1% Equity Value $30.9 FY 2019B Adj. EBITDA—Private (b) 7.5 x Other Insiders 2.1 4.3% Plus: Total Debt (f) 170.3 Stock Price as a Multiple of: Top 10 Institutions 2.9 5.9% Less: Cash & Cash Equivalents (13.0) FY 2020E Adj. EPS—Private (b) 30.3 x Public and Other 28.9 58.7% Enterprise Value $188.2 FY 2021E Adj. EPS—Private (b) 21.2 x Total 49.2 100.0% a) Excludes shares beneficially owned by Jay Stein. b) Source: Management Five Year Plan approved by the Special Committee on January 15, 2020, Management internal 2019 11+1 Forecast as of January 15, 2020, which is not materially different than the 10+2 Forecast approved by the Special Committee on January 15, 2020 and Management preliminary 2020 monthly budget as of January 16, 2020. c) Assumes 8.0x rent methodology as it is not yet clear that the lender and credit analyst communities have altered their leverage measurement methodologies for revised lease accounting rules. d) Total shares outstanding of 48.4M as of January 27, 2020, per Company Management. e) Assumes treasury stock method based on 1.4M stock options outstanding with no options in the money as of January 27, 2020, per Company Management. f) Total financial debt – does not include operating lease liabilities. As of November 2, 2019 per Company FY 2019 Q3 10-Q filing. g) Includes exercisable options held by directors and executive officers. Source: Company’s Proxy Statement dated May 7, 2019. Private and Confidential 4

Stock Price Performance Stock Price Performance (January 27, 2017 – January 27, 2020) $ 8.00 Median 3-Yr 2-Yr 6-Mo $1.20 $0.82 $0.76 $ 6.00 $ 4.00 $ 2.00 $0.64 $ 0.00 Jan-17 Jan-18 Jan-19 Jan-20 Indexed Stock Performance (January 27, 2017 – January 27, 2020) 100% Stratosphere Select Broadlines(a) Off-Price(b) S&P Adjusted Retail (c) Note: Select Broadlines does not 86.3% ) ge Bon-Ton include Sears, due to Gordmans the fact they and 59.9% an 50% entered bankruptcy during this Ch period (% ce 0% an rform (9.9%) Pe (50%) e Pric (82.3%) (100%) Jan-17 Jan-18 Jan-19 Jan-20 Source: Capital IQ as of January 28, 2020. a) Comprised of JWN, M, KSS, DDS, JCP, SSI and CATO. b) Comprised of CTRN, ROST, TJX, BURL and FIVE. c) Comprised of AAP, AN, AZO, BBBY, BBY, KMX, DG, DLTR, FL, GPC, KSS, JWN, ROST, SIG, TGT, GPS, TJX, TIF, ULTA, URBN, TSCO, ORLY, LB, LKQ, M, HD and LOW. Private and Confidential 5

Historical Financials (Amounts in Millions, Except Per Share Data) Fiscal Year LTM LTM CAGR Income Statement Data 2014A 2015A 2016A 2017A 2018A Oct-19 Dec-19 FY14-FY18 Total Revenue $1,323.7 $1,367.0 $1,374.6 $1,332.6 $1,272.7 $1,240.6 $1,234.4 (1.0%) Gross Profit 392.8 392.4 373.1 344.9 352.9 341.1 337.2 (2.6) Adj. SG&A 305.7 315.7 328.5 337.3 313.4 311.1 309.3 0.6 Adj. EBITDA 87.0 76.7 44.6 7.6 39.5 30.0 27.9 (17.9) Adj. EBIT 53.9 43.8 8.4 (26.9) 7.3 1.1 (0.6) (39.4) Diluted EPS $0.59 $0.51 $0.01 ($0.52) ($0.13) ($0.14) ($0.17) NM Adjusted Diluted EPS $0.68 $0.54 $0.07 ($0.43) ($0.10) ($0.17) ($0.22) NM Number of Stores 270 278 290 293 287 283 283 Margins Gross Profit 29.7% 28.7% 27.1% 25.9% 27.7% 27.5% 27.3% Adj. EBITDA 6.6 5.6 3.2 0.6 3.1 2.4 2.3 Adj. EBIT 4.1 3.2 0.6 (2.0) 0.5 0.1 (0.0) Comparable Sales Store Sales N/A N/A N/A (7.1%) (2.6%) (2.3%) (a) (2.0%) (a) ECommerce N/A N/A N/A 33.5 38.8 10.2 (a) (b) 9.0 (a) (b) Total Comp Sales (excl. DSW & LXR) 3.3% 1.0% (3.8%) (5.5) (1.1) (1.9) (a) (c) (1.7) (a) (c) Growth Rates Total Revenue 4.8% 3.3% 0.6% (3.1%) (4.5%) (5.8%) (4.4%) Adj. EBITDA 65.5 (11.9) (41.9) (82.9) 418.4 (27.2) (32.8) Adj. EBIT 2.5 (18.7) (80.7) NM NM (87.9) NM Balance Sheet and Cash Flow Data Cash $65.3 $11.8 $10.6 $10.4 $9.0 $13.0 $8.5 Total Debt — 190.2 181.8 156.1 153.3 170.3 112.4 Depreciation and Amortization 29.1 29.9 32.6 32.3 32.4 21.2 28.5 Cum. FY14-YTD19 Capital Expenditures (40.2) (44.4) (42.4) (21.2) (9.0) (6.8) (6.1) ($163.3) Change in Net Working Capital (14.1) (18.5) 17.0 32.9 (25.4) (4.5) (12.5) Free Cash Flow (d) 12.2 (6.0) 18.2 26.5 (0.1) 17.8 7.3 58.2 Leverage and Interest Coverage Ratios Adj. Debt / Adj. EBITDAR (e) 3.8 x 5.4 x 6.9 x 9.1 x 6.8 x 7.4 x 7.1 x Total Debt / Adj. EBITDA — 2.5 4.1 20.5 3.9 5.7 4.0 Note: Stratosphere paid a $5.00 / share special dividend in FY 2015. Source: Company Management and SEC filings. LTM includes results through October per publicly available financials and through December per Company internal financials. a) Represents year-to-date comparable store sales. b) Represents omni-channel comparable sales, which are not comparable with historical periods. With the rollout of Smart Fulfillment in August 2019 and BOPIS in September 2019, a significant portion of ECommerce sales have shifted to ship-from-store, and to a lesser extent, BOPIS. As a result, ECommerce comparable sales are down (15.6%) as of December YTD. c) Represents Total Comp, inclusive of leased departments (DSW & LXR). d) Defined as Cash Flow from Operating Activities less Capital Expenditures. e) Assumes 8.0x rent methodology as it is not yet clear that the lender and credit analyst communities have altered their leverage measurement methodologies for revised lease accounting rules. Private and Confidential 6

Projected Financials (Amounts in Millions, Except Per Share Data) LTM Fiscal Year CAGR Income Statement Data Dec-19 2019B 2020P 2021P 2022P 2023P 2024P FY19-FY24 Total Revenue $1,234.4 $1,234.2 $1,254.8 $1,277.6 $1,297.3 $1,321.5 $1,366.2 2.1% Gross Profit 337.2 335.3 348.8 353.9 358.4 365.4 376.6 2.4 Adj. SG&A 309.3 310.3 311.2 319.7 324.7 330.0 338.5 1.8 Adj. EBITDA 27.9 24.9 37.5 34.2 33.7 35.4 38.1 8.9 Adj. EBIT (0.6) (3.3) 10.2 9.7 12.3 17.0 21.3 NM Diluted EPS ($0.17) ($0.25) ($0.00) $0.01 $0.05 $0.12 $0.22 NM Adjusted Diluted EPS ($0.22) ($0.26) $0.02 $0.03 $0.07 $0.15 $0.25 NM Number of Stores 283 283 281 277 274 276 280 Margins Gross Profit 27.3% 27.2% 27.8% 27.7% 27.6% 27.7% 27.6% Adj. EBITDA 2.3 2.0 3.0 2.7 2.6 2.7 2.8 Adj. EBIT (0.0) (0.3) 0.8 0.8 0.9 1.3 1.6 Comparable Sales Store Sales (2.0%) (a) (1.2%) 2.5% 1.5% 1.5% 1.4% 1.5% ECommerce 9.0 (a) (b) (16.3) (4.2) 14.4 13.5 10.0 10.0 Total Comp Sales (excl. DSW & LXR) (1.7) (a) (c) (1.8) 2.2 1.9 2.0 1.8 1.9 Growth Rates Total Revenue (4.4%) (3.0%) 1.7% 1.8% 1.5% 1.9% 3.4% Adj. EBITDA (32.8) (36.8) 50.5 (9.0) (1.3) 4.9 7.8 Adj. EBIT NM NM NM (4.9) 26.2 38.7 25.2 Balance Sheet and Cash Flow Data Cash $8.5 $12.0 $12.0 $12.0 $12.0 $12.0 $12.0 Total Debt 112.4 147.5 129.0 121.6 113.3 104.7 97.8 Depreciation and Amortization 28.5 28.2 27.3 24.4 21.4 18.3 16.8 Cum. FY20-FY24 Capital Expenditures (6.1) (7.7) (10.6) (16.0) (14.8) (15.8) (15.2) (72.4) Change in Net Working Capital (12.5) (3.7) 1.8 (2.7) (1.8) (2.9) (8.8) Free Cash Flow (d) 7.3 7.6 21.6 9.4 10.4 8.7 6.7 56.8 Leverage and Interest Coverage Ratios Adj. Debt / Adj. EBITDAR (e) 7.1 x N/A N/A N/A N/A N/A N/A Total Debt / Adj. EBITDA 4.0 5.9 x 3.4 x 3.6 x 3.4 x 3.0 x 2.6 x Source: Source: Management Five Year Plan approved by the Special Committee on January 15, 2020, Management internal 2019 11+1 Forecast as of January 15, 2020, which is not materially different than the 10+2 Forecast approved by the Special Committee on January 15, 2020 and Management preliminary 2020 monthly budget as of January 16, 2020. Note: Adjusted EBITDA, EBIT and Diluted EPS exclude store impairments, gain from credit card settlement and pre-opening costs identified by Management. a) Represents year-to-date comparable store sales. b) Represents omni-channel comparable sales, which are not comparable with historical periods. With the rollout of Smart Fulfillment in August 2019 and BOPIS in September 2019, a significant portion of ECommerce sales have shifted to ship-from-store, and to a lesser extent, BOPIS. As a result, ECommerce comparable sales are down (15.6%) as of December YTD. c) Represents Total Comp, inclusive of leased departments (DSW & LXR). d) Defined as Cash Flow from Operating Activities less Capital Expenditures. e) Assumes 8.0x rent methodology as it is not yet clear that the lender and credit analyst communities have altered their leverage measurement methodologies for revised lease accounting rules. Private and Confidential 7

Summary Financial Valuation Overview 1/28/20 1/28/20 1/27/20 Current Price Price w/ Control Premium(a) Offer Price $0.64 $0.85 $0.90 Selected Public Companies $1.45 Selected Precedent Transactions $5.08 Discounted Cash Flow (b) $1.49 52-Week Trading Range $0.64 $1.23 — $1.00 $2.00 $3.00 $4.00 $5.00 Note: 52-Week Trading Range is for informational purposes only. a) Source: FactSet. 32.7% based on a median one-day premium for transactions of $100M to $300M enterprise value with North American targets, in which at least a 50% stake was acquired. Excludes financial services, healthcare, real estate and energy/mining/minerals industries. b) Assumes terminal value EBITDA multiple of 3.5x—6.0x for the terminal value method, perpetuity growth rate of 0.0%—2.0% for the perpetuity growth rate method and WACC of 9.5% to 11.5% for both methods. Private and Confidential 8

Public Companies EV/EBITDA and P/E Performance EV / EBITDA Multiples (a) EV / LTM EBITDA EV / LTM EBITDA Median: 5.1x EV / CY 2019E EBITDA EV / CY 2019E EBITDA Median: 5.4x 8.3 x 7.1 x 5.8 x 5.4 x 5.5 x 5.6 x 4.7 x 4.7 x 4.3 x 3.7 x 3.2 x NM NM(b) NM JCP JWN DDS KSS M CATO SSI Market Capitalization ($mm): $257 $5,979 $1,718 $7,058 $5,212 $391 $95 LTM Adj. EBITDA % Margin: 5.3% 9.0% 6.5% 10 .6% 10 .1% 6.3% 1.0% Total Debt / Adj. EBITDA: 6.9x 1.9x 1.6x 1.6x 1.8x 0.0x 22 .2x P / E Multiples CY 2020E P/E Ratio CY 2020E P/E Ratio Median: 10.3x CY 2021E P/E Ratio CY 2021E P/E Ratio Median: 10.7x 20.9 x 19.6 x 11.0 x 11.4 x 9.7 x 9.9 x 7.0 x 7.4 x NM NM NM NM NM NM DDS JWN KSS M SSI CATO JCP Source: Public filings, Capital IQ as of January 28, 2020. a) Note: Enterprise value does not include capitalized operating leases (per IFRS 16, effective January 2019) as debt. b) EV / LTM Adjusted EBITDA multiple for SSI is 26.3x due to a low positive EBITDA and is deemed non-material for trading purposes. Private and Confidential 9

Summary Valuation Based on Selected Public Companies (Amounts in Millions, Except Per Share Data) Adjusted EBITDA Valuation Multiples Implied Equity Value (a) Implied Per Share Value (b) LTM Q3 FY 2019A $30.0 3.2 x—5.8 x ($8)—$70 ($ 0.16)—$1.45 CY 2019E / LTM (Dec. ‘19) 27.9 4.3 x—5.6 x 16—52 0.33—1.08 Adjusted EPS Valuation Multiples Implied Equity Value (b) Implied Per Share Value (b) CY 2020E $0.02 7.0 x—20.9 x $6—$18 $ 0.13—$0.38 CY 2021E 0.03 7.4 x—19.6 x 10—28 0.22—0.57 Source: Management Five Year Plan approved by the Special Committee on January 15, 2020 and Management internal 2019 11+1 Forecast as of January 15, 2020, which is not materially different than the 10+2 Forecast approved by the Special Committee on January 15, 2020. a) Net debt of $104.0M represents total debt less cash as of January 4, 2020 per Management internal 2019 11+1 Forecast. b) Total shares outstanding of 48.4M as of January 27, 2020 per Company Management. Private and Confidential 10

Selected Precedent Transactions (Amounts in USD, Millions) Date Enterprise EV as a Multiple of LTM: Announced Acquiror Target Value Sales EBITDA Aug-19 Liberty Tax Sears Outlet $133 27.4% 3.7 x Aug-19 Le Tote Lord & Taylor C$133 (a) NM NM Jun-19 Elliott Management Barnes & Noble Inc. $683 19.2% 4.6 x May-17 Camping World Gander Mountain (b) 34 25.6% ND Oct-16 Dick’s Golfsmith (b) 43 8.7% ND Aug-16 Versa Capital Management Vestis Retail Group (b) 115 (c) 28.8% NM Source: Company fillings and other publicly available information. a) Total deal value includes C$99.5M upfront cash consideration, C$33.2M in the form of a promissory note payable in cash two years from closing and a minority equity stake in Le Tote. b) Companies sold in 363 sale process. c) Enterprise Value per implied recoveries from October 9, 2018 Disclosure Statement. Private and Confidential 11

Summary Valuation Based on Selected Precedent Transactions (Amounts in Millions, Except Per Share Data) Total Revenue Valuation Multiples Implied Equity Value (a) Implied Per Share Value (b) LTM (Dec. ‘19) $1,234.4 8.7%—28.8% $ 3—$252 $ 0.07—$5.08 Adj. EBITDA Valuation Multiples Implied Equity Value (a) Implied Per Share Value (b) LTM (Dec. ‘19) $27.9 3.7 x—4.6 x ($ 1)—$24 ($ 0.02)—$0.49 Source: Management Five Year Plan approved by the Special Committee on January 15, 2020 and Management internal 2019 11+1 Forecast as of January 15, 2020, which is not materially different than the 10+2 Forecast approved by the Special Committee on January 15, 2020. a) Net debt of $104.0M represents total debt less cash as of January 4, 2020 per Management internal 2019 11+1 Forecast. b) Total shares outstanding of 49.5M, which includes 1.2M RSUs, as of January 27, 2020 per Company Management. Private and Confidential 12

Discounted Cash Flow Analysis (Amounts in Millions, Except Per Share Data) Fiscal Year 1 Mo. 2019B 2020E 2021E 2022E 2023E 2024E Total Revenue $64.4 $1,254.8 $1,277.6 $1,297.3 $1,321.5 $1,366.2 % Growth (0.2%) 1.7% 1.8% 1.5% 1.9% 3.4% Adj. EBITDA (a) (4.6) 37.5 34.2 33.7 35.4 38.1 % of Net Sales (7.2%) 3.0% 2.7% 2.6% 2.7% 2.8% Adj. EBIT (a) (7.0) 10.2 9.7 12.3 17.0 21.3 % of Net Sales (10.8%) 0.8% 0.8% 0.9% 1.3% 1.6% Taxes @ 25.0% 1.7 (2.6) (2.4) (3.1) (4.3) (5.3) Tax-Effected Adj. EBIT (5.2) 7.7 7.3 9.2 12.8 16.0 Depreciation & Amortization 2.3 27.3 24.4 21.4 18.3 16.8 Capital Expenditures (2.2) (10.6) (16.0) (14.8) (15.8) (15.2) Change in Net Working Capital (23.8) 1.8 (2.7) (1.8) (2.9) (8.8) Free Cash Flow ($28.9) $26.1 $13.0 $14.0 $12.4 $8.9 Growth in Free Cash Flow 81.8% (50.1%) 7.1% (11.3%) (28.5%) Terminal Value / Adj. EBITDA Multiple 3.5 x 3.50 x 3.5 x 4.8 x 4.75 x 4.8 x 6.0 x 6.00 x 6.0 x Discount Rate 9.5% 10.5% 11.5% 9.5% 10.5% 11.5% 9.5% 10.5% 11.5% Present Value of Free Cash Flow $30.6 $29.4 $28.2 $30.6 $29.4 $28.2 $30.6 $29.4 $28.2 Present Value of Terminal Value 84.7 80.9 77.3 114.9 109.8 104.9 145.1 138.7 132.5 Total Enterprise Value $115.3 $110.3 $105.5 $145.5 $139.1 $133.1 $175.8 $168.0 $160.7 Less: Net Debt (b) (104.0) (104.0) (104.0) (104.0) (104.0) (104.0) (104.0) (104.0) (104.0) Total Equity Value $11.3 $6.3 $1.5 $41.6 $35.2 $29.1 $71.8 $64.1 $56.7 Total Equity Value Per Share (c) $0.23 $0.13 $0.03 $0.86 $0.74 $0.60 $1.49 $1.33 $1.17 Terminal Value as a % of Total Value 73.4% 73.4% 73.3% 78.9% 78.9% 78.8% 82.6% 82.5% 82.5% Implied Perpetuity Growth Rate 2.7% 3.6% 4.6% 4.4% 5.4% 6.3% 5.4% 6.4% 7.3% Perpetuity Growth Rate 0.0% 0.0% 0.0% 1.0% 1.0% 1.0% 2.0% 2.0% 2.0% Discount Rate 9.5% 10.5% 11.5% 9.5% 10.5% 11.5% 9.5% 10.5% 11.5% Present Value of Free Cash Flow $30.6 $29.4 $28.2 $30.6 $29.4 $28.2 $30.6 $29.4 $28.2 Present Value of Terminal Value 59.1 51.1 44.6 66.7 57.0 49.3 76.4 64.4 55.1 Total Enterprise Value $89.7 $80.5 $72.8 $97.4 $86.4 $77.5 $107.0 $93.8 $83.2 Less: Net Debt (b) (104.0) (104.0) (104.0) (104.0) (104.0) (104.0) (104.0) (104.0) (104.0) Total Equity Value ($14.2) ($23.5) ($31.2) ($6.6) ($17.5) ($26.5) $3.0 ($10.2) ($20.7) Total Equity Value Per Share (c) ($0.29) ($0.49) ($0.65) ($0.14) ($0.36) ($0.55) $0.06 ($0.21) ($0.43) Terminal Value as a % of Total Value 65.9% 63.5% 61.3% 68.5% 66.0% 63.7% 71.4% 68.7% 66.2% Implied Terminal Value / Adj. EBITDA 2.4 x 2.2 x 2.0 x 2.8 x 2.5 x 2.2 x 3.2 x 2.8 x 2.5 x Source: Management Five Year Plan approved by the Special Committee on January 15, 2020 and Management internal 2019 11+1 Forecast as of January 15, 2020, which is not materially different than the 10+2 Forecast approved by the Special Committee on January 15, 2020. Note: Discounted to January 28, 2020. a) Adj. EBITDA and Adj. EBIT exclude pre-opening expenses and relocated/closed stores impairments. b) Net debt of $104.0M represents total debt less cash as of January 4, 2020 per Management internal 2019 11+1 Forecast. c) Per share data based on share count of 48.4M as of January 27, per Company Management. Private and Confidential 13

Appendix Private and Confidential 14

Weighted Average Cost of Capital ($ in Millions) LTM Interest Total Implied Market Levered Debt / Unlevered Name Expense Debt (a) Cost of Debt Cap. Beta (b) Equity Beta (c) Stratosphere ($9) $112 8.2% $31 1.32 357.7% 0.36 Kohl’s ($216) $3,298 6.5% $7,058 1.08 46.7% 0.80 Macy’s (192) 4,683 4.1% 5,212 1.05 89.8% 0.63 Nordstrom (89) 2,679 3.3% 5,979 1.01 44.8% 0.76 Dillard’s (47) 666 7.1% 1,718 1.03 38.8% 0.80 Cato — — NM 391 0.74 — 0.74 J. C. Penney (298) 4,205 7.1% 257 1.31 1,634.6% 0.10 Stage Stores (16) 365 4.3% 95 0.96 383.9% 0.25 Median (excl. Stratosphere) 5.4% 1.03 46.7% 0.74 WACC Calculation (Assuming Median Beta and D/E) Assumptions Cost of Equity Calculation Risk Free Rate of Return (d) 1.7% Risk Free Rate of Return (d) 1.7% Historical Market Risk Premium (e) 6.9% Historical Market Risk Premium (e) 6.9% Size Premium (e) (f) 5.2% Levered Beta (b) 1.00 Marginal Tax Rate 25.0% Size Premium (e) (f) 5.2% Cost of Equity 13.8% Other Inputs Before Tax Cost of Debt 5.4% WACC Calculation After-Tax Cost of Debt 4.1% Cost of Equity 13.8% Debt / Equity 46.7% Equity / Total Capitalization 68.2% Debt / Total Capitalization 31.8% After-Tax Cost of Debt 4.1% Levered Beta (b) 1.00 Debt / Total Capitalization 31.8% Unlevered Beta (c) 0.74 WACC 10.7% a) Assumes book value of debt approximates market value. Does not include capitalized operating leases (per IFRS 16, effective January 2019) as debt. b) Source: Bloomberg 5-year adjusted weekly beta as reported on January 28, 2020. c) Unlevered Beta = Levered Beta / {1+(Debt/Market Equity)*(1-Tax Rate)}. d) 10-year Treasury Note yield as of January 28, 2020. e) Source: Duff & Phelps 2018 Valuation Handbook. f) Size premium of 5.22% for companies with market capitalizations between $2.5M and $321.6M. Private and Confidential 15

Premiums Paid Analysis ($ in Millions) Announce Enterprise One Day 30-Day Date Acquirer Target Value Premium Premium Dec-19 Lumos Networks; EQT Partners North State Telecommunications $236.5 29.6% 23.1% Nov-19 ICV Partners Diversified Restaurant Holdings 176.4 123.4% 75.0% Sep-19 Greenbriar Equity Group Arotech Corp. 102.1 32.7% 38.2% Sep-19 Accel-KKR et al. MAM Software Group 152.1 15.4% 13.7% Aug-19 Assurance Global Services Computer Task Group 106.8 33.8% 47.8% Aug-19 Austin Nichols & Co. Castle Brands 263.3 92.1% 136.1% Jun-19 Atlantis Acquisitionco Canada Corp. Hydrogenics Corp. 279.4 (3.1%) 55.3% Jun-19 YANMAR America Corp. ASV Holdings 104.0 332.5% 200.0% Jun-19 Extreme Networks, Inc. Aerohive Networks 198.7 39.5% 25.7% May-19 Vintage Capital Management Liberty Tax 160.8 31.1% 19.9% Apr-19 MTY Food Group, Inc. Papa Murphy’s Holdings 197.4 31.9% 15.8% Apr-19 The Ancora Group J. Alexander’s Holdings 262.4 12.5% 22.7% Apr-19 Cresco Labs CannaRoyalty Corp. 276.6 (54.1%) (41.2%) Mar-19 HEXO Corp. Newstrike Brands 125.0 4.1% (11.6%) Feb-19 Tesla Maxwell Technologies 293.6 96.3% 234.8% Dec-18 Cerberus Capital Management Sparton Corp. 253.9 41.0% 47.8% Nov-18 Altair Engineering Datawatch Corp. 162.6 35.2% 13.9% Oct-18 General Catalyst et al. Intersections 102.6 107.3% 111.5% Oct-18 Z Capital Group; Affinity Gaming Full House Resorts 211.9 79.6% 67.3% Sep-18 Stryker Corp. Invuity 188.7 28.7% 87.3% Aug-18 Moody’s Analytics Maryland Corp. Reis 251.1 32.2% 2.7% Aug-18 The Invus Group et al. Zoe’s Kitchen 295.3 33.4% 27.9% Aug-18 Roark Capital Group; FOCUS Brands Jamba 194.5 16.3% 20.8% Apr-18 NICE Systems, Inc. Mattersight Corp. 105.0 25.6% 17.4% Apr-18 SPX Corp. ELXSI Corp. 152.6 30.4% 29.9% Mar-18 William Morris Endeavor et al. NeuLion 203.0 116.5% 103.9% Mar-18 GP Investimentos Ltda. Bravo Brio Restaurant Group 100.1 16.8% 35.0% Feb-18 AMC Networks, Inc. RLJ Entertainment 163.7 61.5% 59.4% Jan-18 Duravant LLC Key Technology 172.0 50.6% 34.1% Median 32.7% 34.1% Source: FactSet. Represents transactions of $100-$300M in enterprise value with North American targets, in which at least a 50% stake was acquired. Excludes financial services, healthcare, real estate and energy/mining/minerals industries. Private and Confidential 16